UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 19, 2017

ION Geophysical Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)

2105 CityWest Blvd, Suite 100
Houston, Texas 77042-2855
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 13, 2017, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of ION Geophysical Corporation (the “Company”) authorized and approved the acceleration of the vesting date to December 13, 2017 for the second tranche of the Company’s outstanding stock appreciation rights awards (the “SARs Awards”), which awards were issued to certain of its officers and other key employees (the “SARs Participants”) on March 1, 2016. The second tranche of the SARs Awards was originally scheduled to vest on March 1, 2018. The vesting of the second tranche of the SARs Awards was accelerated to facilitate the exercise by the SARs Participants, if they so choose, of a larger portion of the SARs Awards prior to year-end, as such an exercise would minimize the potential cash flow impact of any such exercise in the first quarter of 2018, would mitigate the ongoing mark to market accounting requirements for cash-settled SARs, and would afford the SARs Participants liquidity to invest in common stock of the Company to further align their interests with those of the Company’s stockholders.
After the foregoing Committee action, to encourage the Company’s executive officers and other key employees to purchase common stock of the Company and further align their interests with those of the Company’s stockholders, the Board authorized and approved an equity investment program (the “Program”) pursuant to which certain of the executive officers and other key employees of the Company are permitted, but not obligated, to purchase unregistered shares of common stock of the Company directly from the Company at market prices. In connection with any such purchases, the Committee authorized and approved, on December 13, 2017 (subject to Board approval of the Program), a grant by the Company to such purchasing executive officers and key employees of a certain number of shares of restricted stock. On December 13, 2017, the Committee also authorized and approved to grant to certain executive officers and key employees a certain number of shares of restricted stock in connection with certain purchases of shares of the Company’s common stock in the open market.
Specifically, for each five (5) shares directly purchased from the Company or in the open market during a defined period (to expire no later than December 31, 2017), the Company will issue one (1) share of restricted stock, subject to certain limitations as to the total number of restricted shares to be issued by the Company. Provided that an executive officer or key employee remains employed with the Company until March 1, 2018, the restricted stock will be granted as of March 1, 2018, will vest in full on the date that is 90 days after the grant date and will be subject to the other terms and conditions of the Company’s form of restricted stock agreement and the Company’s long-term incentive plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2017

ION GEOPHYSICAL CORPORATION

By:	/s/ Matthew Powers
Matthew Powers
Executive Vice President, General Counsel and Corporate Secretary